                                                                   Exhibit 10.45

--------------------------------------------------------------------------------


                             TRUST AGREEMENT (N362)


                           DATED AS OF JULY 27, 1993



                                     AMONG


                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP,
                             as Owner Participant,


                   UNITED STATES LEASING INTERNATIONAL, INC.
                                   As Agent,

                                      AND

                          TRUST COMPANY FOR USL, INC.,
                                   as Trustee


                                   Concerning

                        One (1) Boeing 727-2D4 Aircraft
                        with FAA Registration No. N362PA
                     Leased to Federal Express Corporation



-------------------------------------------------------------------------------

                               TABLE OF CONTENTS


ARTICLE                                     PAGE
-------                                     ----
I         Definitions................................................................     2

II        Authority to Execute and Perform Various Documents;
          Declaration of Trust by Trustee............................................     5

III       Beneficial Interest of Owner Participants
          in Trust Estate and Certificates...........................................     5

IV        Acceptance and Delivery of Aircraft........................................     9

V         Article V is intentionally omitted.........................................    10

VI        Distributions..............................................................    11

VII       Duties of Trustee..........................................................    12

VIII      Trustee....................................................................    14

IX        Indemnification of Trustee by Owner Participants...........................    16

X         Termination of this Agreement..............................................    18

          Successor Trustees, Co-Trustees and
XI        Separate Trustees..........................................................    19

XII       Agent......................................................................    21

XIII      Supplements and Amendments.................................................    23

XIV       Sale, Transfer or Mortgage of Lease Property...............................    24

XV        Miscellaneous..............................................................    29

                             TRUST AGREEMENT (N362)


         THIS TRUST AGREEMENT (N362) dated as of July 27, 1993, is by and among:

         (1) TRUST COMPANY FOR USL, INC., a trust company organized under the laws of the State of Illinois, in its individual capacity as expressly stated herein and otherwise not in its individual capacity but solely as trustee hereunder (in such capacity, with its permitted successors and assigns, "Trustee");

         (2)      AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP ("Airlease")
; and

         (3) UNITED STATES LEASING INTERNATIONAL, INC., a Delaware corporation (in such capacity, "Agent").


                                    RECITALS


     A. Airlease and United States Leasing International, Inc. ("USLI") each hold 50% undivided interests in a trust estate established pursuant to that certain Trust Agreement [1987 N362PA] dated as of November 10, 1987 (as amended, the "Original Trust Agreement") among Trust Company for USL, Inc., as trustee ("Original Trustee) and Airlease and USLI, pursuant to which Original Trustee holds title to the Aircraft and the Lease.

     B. Airlease intends to enter into that certain Trust Termination and Assignment and Assumption Agreement dated as of July 27, 1993 by and among Airlease, USLI, Trustee and Original Trustee (the "Trust Termination Agreement") to terminate the trust created under the Original Trust Agreement and to provide for the distribution to each of USLI and Trustee (on behalf of Airlease) of 50% undivided interests in the assets of such trust.

     C. Airlease and Agent are entering into this Trust Agreement with Trustee for the purpose of causing Trustee to acquire Airlease's undivided 50% interest in such assets upon the instructions of Airlease.


                                   AGREEMENT
                 NOW, THEREFORE, in consideration of the mutual
       agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions


         Section 1.01. Defined Terms. For all purposes of this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

         "Act" shall have the meaning given to such term in Section 11.01(c) hereof.

         "Affiliate" means Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question.

         "Agent" shall have the meaning given to such term in clause (3) of the introductory paragraph hereof.

         "Agreement" means this Trust Agreement (N362), as it may hereafter from time to time be supplemented, amended, waived, or modified pursuant to the applicable provisions hereof.

         "Aircraft" means and includes the used Boeing 727-2D4 ADV Airframe together with the Engines pertaining thereto as more particularly described and identified in Schedule 1 hereto. "Aircraft" also means, if the context so requires, the Aircraft Records of the Aircraft.

         "Aircraft Records" means (a) the maintenance log books, flight log book, summaries of operations or work performed, reports of repair, alterations, rebuild, installation, modification, removal and replacement and inspection or overhaul of the Airframe, Engines or Parts and (b) all publications, notebooks, data, operations manuals, maintenance manuals, Aeronautics Authority-approved maintenance program, balance loading manuals and equipment lists.

         "Airframe" means and includes (A) the Boeing 727-2D4 ADV Airframe (excluding Engines or engines from time to time installed thereon) having the Manufacturer's serial number and the FAA registration number as set forth in
Schedule 1 attached hereto, and (B) any and all Parts so long as the same shall be incorporated or installed in or attached to the Airframe, or so long as title thereto shall remain vested in Trustee, after removal from the Airframe.

         "Airlease" shall have the meaning given to such term in clause (2) of the introductory paragraph hereof.

         "Application for Aircraft Registration" means the Application for Aircraft Registration (AC Form 8050-1) executed by USLI and Trustee with respect to the Aircraft.

         "Bill of Sale" means the bill of sale covering the Aircraft executed by Original Trustee in favor of USLI and Trustee pursuant to the Trust Termination Agreement.

         "Certificate" means a certificate substantially in the form included in Section 3.02 hereof issued by Trustee hereunder.

         "Delivery Date" means the date Trustee acquires its 50% undivided interest in the Lease Property, including the Aircraft, pursuant to the Trust Termination Agreement.

         "Engine" means and includes: (a) any of the Engines listed by manufacturer's serial number in Schedule 1 attached hereto whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or any other aircraft; (b) any engine which may from time to time be substituted, or be a replacement or addition pursuant to the Lease for any such Engine; and (c) any and all Parts incorporated or installed in or attached thereto or any and all parts removed therefrom so long as title thereto shall remain vested in Trustee in accordance with the terms of the applicable Lease after removal from any such Engine.

         "FAA" shall mean the Federal Aviation Administration and/or Administrator of the Federal Aviation Administration or any person, governmental department, bureau, commission or agency succeeding to the functions thereof.

         "FAA Bill of Sale" means the bill of sale (AC Form 8050-2), covering the Aircraft, executed by Original Trustee, in favor of USLI and Trustee.

         "Lease" means the Aircraft Lease Agreement dated as of April 15, 1993 with Lessee, as supplemented by a Lease Supplement dated [April 22], 1993, covering the Aircraft, as the Lease may hereafter from time to time be supplemented, amended, waived or modified.

         "Lease Property" means the Lease Documents, including the Lease and the Participation Agreement, the Aircraft, and all income, deductions, credits and other benefits to which an owner of property would be entitled to as lessor under the Lease, and owner of the Aircraft, including without limitation, all rental payments under the Lease, the right to possession of the Aircraft, and all proceeds upon the sale or re-lease of the Aircraft.

         "Lessee" means Federal Express Corporation and its permitted successors and assigns.

         "Majority in Interest of Owner Participants", as of a particular date of determination, means the Owner Participant(s) having in excess of 75% of the then outstanding amount of all Certificates.

         "Operative Documents" means this Agreement, the Certificates, the Lease Documents, the Trust Termination Agreement, the Application for Aircraft Registration, the FAA Bill of Sale, the Bill of Sale, and all other agreements, instruments and certificates contemplated by such documents.

         "Original Trust Agreement" shall have the meaning given to such term in Recital A hereof.

         "Original Trustee" shall have the meaning given to such term in Recital A hereof.

         "Owner Participant" means, at any particular time, each holder of a Certificate at such time.

         "Person" means any individual, partnership, joint venture, estate, association, corporation, trust company, trust or other entity.

         "Trustee" shall have the meaning given to such term in clause (1) of the introductory paragraph hereof.

         "Trust Estate" means all estate, right, title and interest of the trust created by this Agreement in and to the Operative Documents, any funds given to Trustee by an Owner Participant, and the Lease Property, including, without limitation, all amounts of rent, insurance proceeds, stipulated loss value payments, and requisition, indemnity or other payments of any kind (1) for or with respect to the Lease Property or (2) payable to Trustee under the Lease, or with respect to the Lease Property, excluding any indemnity payments paid directly to an Owner Participant.

         "Trust Termination Agreement" shall have the meaning given to such term in Recital B hereof.

         "USLI" shall have the meaning given to such term in Recital A hereof.

         Section 1.02. Other Terms. For all purposes of this Agreement, any term used but not defined herein shall have the meanings assigned to it in the Lease, including, without limitation, the following: "Basic Rent," "Default", "Event of Default", "Event of Loss", "Lease Documents", "Lessor Liens", "Lien", "Parts", and "Participation Agreement"; provided, however, in the event of any conflict hereunder ,with the meaning of any term defined in the Lease, the definition in the Lease shall control.

                                   ARTICLE II

              Authority to Execute and Perform Various Documents;
                        Declaration of Trust by Trustee


         Section 2.01. Authority to Execute and Perform Various Documents. Airlease, as an Owner Participant, hereby authorizes and directs Trustee (a) to execute and deliver the Trust Termination Agreement, a Certificate naming Airlease as an Owner Participant pursuant to Section 3.01 hereof, and the Application for Aircraft Registration, and all other agreements, instruments and certificates contemplated by the Operative Documents, and to accept the FAA Bill of Sale and the Bill of Sale and (b) subject to the terms of this Agreement, to take such other action in connection with the foregoing as any Owner Participant may from time to time direct in writing.

         Section 2.02. Declaration of Trust by Trustee. Trustee hereby declares that it will and does hold the Trust Estate upon the trusts set forth herein for the sole use and benefit of the Owner Participants.


                                  ARTICLE III

                   Beneficial Interest of Owner Participants
                        in Trust Estate and Certificates


         Section 3.01.  Beneficial Interest of the Owner Participants.
Airlease, as an Owner Participant, shall have and retain a one hundred-percent (100%) beneficial interest in the Trust Estate, such interest to be evidenced by a Certificate to be issued hereunder. Airlease has agreed to participate in the acquisition by Trustee of a 50% undivided interest in the Lease Property on the Delivery Date on the terms set forth in the Trust Termination Agreement.

         Section 3.02. The Certificates. Airlease, as an Owner Participant, hereby authorizes and directs Trustee to, and Trustee agrees that it will, issue to Airlease a Certificate substantially in the form set forth below, completed as provided in Section 3.03 hereof.

                               OWNER CERTIFICATE
                      Trust Company for USL, Inc., Trustee
                          Under Trust Agreement (N362)
                           Dated as Of July 27, 1993

                          (_________________________)
                           Name of Owner Participant


         Issued in Connection with the Boeing Model 727-2D4 Aircraft bearing United States Registration No. 362PA and Manufacturer's Serial No. 21850 (the "Aircraft")

____________________1993

$_______________________

         Trust Company for USL, Inc., not in its individual capacity but solely as Trustee (in such capacity, "Trustee") under the Trust Agreement hereinafter referred to, hereby certifies as follows: (a) this Certificate is one of the Certificates referred to in the certain Trust Agreement (N362) dated as of July 27, 1993, by and among Trustee, Airlease Ltd., A California Limited Partnership and United States Leasing International, Inc., (the "Trust Agreement") (the terms defined in the Trust Agreement and not otherwise defined herein are used herein as defined in the Trust Agreement), which Certificates have been or are to be issued by Trustee pursuant to the Trust Agreement; (b)_______________ is an Owner Participant and owns an undivided __%. interest in the Trust Estate; and (c) the holder of this Certificate has, ratably with the holders of the other Certificates, an undivided beneficial interest in the Trust Estate and is entitled to receive, ratably with the holders of the other Certificates issued with respect to the Trust Estate as provided in the Trust Agreement, a proportionate share of (1) the rental received or to be received by Trustee with respect to the Trust Estate, and (2) upon the sale or lease of all or any part of the Trust Estate, any proceeds received or receivable therefrom, as well as a share of certain other payments which may be received by Trustee pursuant to the terms of the Trust Agreement as more particularly set forth therein.

         All amounts payable hereunder and under the Trust Agreement shall be paid only from the income and the proceeds from the Trust Estate and only to the extent that Trustee shall have sufficient income or proceeds from the Trust Estate to make such payments in accordance with the terms of the Trust Agreement, except as specifically provided in Section 8.01 thereof; and each holder hereof, by its acceptance of this Certificate, agrees that it will look solely to the income and proceeds from the Trust Estate to the extent available for distribution to such holder as above provided and that no Owner Participant nor Trustee (except to the extent provided in Section 8.01 of the Trust Agreement) are personally liable to the holder hereof for any amounts payable under this Certificate or the Trust Agreement.

         Reference is hereby made to the Trust Agreement for a statement of the rights of the holder of this Certificate and of the rights of the holders of the other Certificates, as well as for a statement of the terms and conditions of the trusts created by, and the rights, limitations of rights, obligations and duties of Trustee set forth in, the Trust Agreement, to all of which terms and conditions each holder hereof agrees by its acceptance of this Certificate.

         Each holder hereof, by its acceptance of this Certificate, agrees not to transfer this Certificate except in accordance with the terms of Article XIV and Section 3.06 of the Trust Agreement.

         These Certificates have not been registered under the Securities Act of 1933, as amended, and may be transferred only in compliance with such law.

         IN WITNESS WHEREOF, Trustee has duly executed this Certificate as of the date first above written.

                                       TRUST COMPANY FOR USL, INC. ,
                                       AS TRUSTEE




                                  BY:
                                       -----------------------
                                ITS:
                                      ----------------------

         Section 3.03. Issuance of Certificates. Each Certificate issued to an Owner Participant shall contain a statement by Trustee that the holder of such Certificate has, ratably with the holders of the other Certificates, an undivided beneficial interest in the Trust Estate, and is entitled to receive, ratably with the holders of the other Certificates as provided herein, a proportionate share of (a) the rental received or to be received by Trustee with respect to the Trust Estate, and (b) upon the sale or lease of all or any part of the Trust Estate, any proceeds received or receivable therefrom, as well as a share of certain other payments which may be received by Trustee pursuant to the terms hereof as more particularly set forth herein.

         Section 3.04. Payments from Trust Estate Only. All payments to be made under the Certificates and under this Trust Agreement shall be made only from the income and the proceeds from the Trust Estate and only to the extent that Trustee shall have sufficient income or proceeds from the Trust Estate to make such payments in accordance with the terms of Article VI hereof, except as specifically provided in Section 8.01 hereof. Each holder of a Certificate, by its acceptance of such Certificate, agrees that it will look solely to the income and proceeds from the Trust Estate, to the extent available for distribution to such holder as above provided and that no Owner Participant is personally liable to the holder of any Certificate. Except as specifically provided herein, Trustee is not liable to any Owner Participant for any amounts payable under this Agreement and is not subject to any liability in its individual capacity under this Agreement.

         Section 3.05. Payment to Holder of Certificate. Subject to Article VI hereof, any amounts received by Trustee and payable to each holder of a Certificate pursuant to this Trust Agreement will be payable to each such holder by wire transfer of immediately available funds to the bank for the account of such holder as such holder shall direct in writing, without any presentment or surrender of any Certificate. Trustee may deem and treat the person in whose name any Certificate shall have been issued by Trustee as the absolute owner and holder of such Certificate for the purpose of receiving payment of all amounts payable by Trustee with respect to such Certificate and for all other purposes, and Trustee shall not be affected by any notice to the contrary.

         Section 3.06. Transfer of Certificates. Subject to Article XIV hereof, a holder of a Certificate intending to transfer any Certificate held by such holder to a new holder shall surrender such Certificate to Trustee, together with a written request from such holder for the issuance of a new Certificate, specifying the name and address of the transferee and evidence that the conditions set forth herein for such transfer have been satisfied. Promptly upon receipt of such documents Trustee will issue a new Certificate, dated the same date as the Certificate surrendered, in the amounts indicated, and naming such transferee as shall be specified in the written request from such holder. Trustee shall not be required to exchange any surrendered Certificate as above provided during the 10-day period preceding the due date of any payment on such Certificate.

         Section 3.07. Mutilated, Destroyed, Lost or Stolen Certificates. If any Certificate shall become mutilated, destroyed, lost or stolen, Trustee shall, upon the written request of the holder of such Certificate, execute and deliver in replacement thereof a new Certificate, in the same original amount, dated the same date, as the Certificate so mutilated, destroyed, lost or stolen. If the Certificate being replaced has become mutilated, such Certificate shall be surrendered to Trustee. If the Certificate being replaced has been destroyed, lost or stolen the holder of such Certificate shall furnish to Trustee such security or indemnity as may be required by either of them to save it harmless and evidence satisfactory to Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof. If such holder is Airlease the written undertaking of Airlease shall be sufficient indemnity.

                                   SCHEDULE 1
                                 AIRCRAFT DATA

FAA REGISTRATION NO.         MANUFACTURER'S SERIAL NO.     PRATT & WHITNEY
--------------------         -------------------------     JT8D-15 ENGINES
                                                           SERIAL NOS.
                                                           -----------


     N363PA                            21850                    P700267
                                                                P708902
                                                                P70036

         Section 3.08. Payment of Expenses Upon Transfer. Upon the issuance of a new Certificate or Certificates pursuant to Section 3.06 or 3.07 hereof, Trustee may require the payment from the party or parties to whom such new Certificate or Certificates are issued of a sum to reimburse itself for, or to provide funds for, the payment of any tax or other governmental charge or any charges and expenses connected therewith paid or payable by Trustee.

         Section 3.09. Payments by Each Owner Participant. Payments and contributions (including, without limitation, Trustee's fees and expenses and indemnification of Trustee) provided for herein to be made by each Owner Participant shall be made by each Owner Participant in proportion to its beneficial interest in the Trust Estate at the time such payments or contributions are due and payable. If any Owner Participant makes a payment for any costs or expenses (including legal fees and expenses) pursuant to the written instructions of Trustee or a Majority in Interest of Owner Participants, such Owner Participant shall be entitled to immediate reimbursement therefor from the other Owner Participants in proportion to their respective beneficial interests in the Trust Estate.



                                   ARTICLE IV

                      Acceptance and Delivery of Aircraft


         Section 4.01. Acceptance of Aircraft. Airlease, as an Owner Participant, hereby authorizes and directs Trustee to, and Trustee agrees for the benefit of the Owner Participants, that on the Delivery Date, it will, subject to due compliance with the terms of Section 4.02 hereof, take such actions as are required of Trustee hereunder or under the Operative Documents, including without limitation, the following:

         (a) authorize a representative or representatives of Trustee to accept delivery on behalf of Trustee of a 50% undivided interest in the Aircraft, and to accept the FAA Bill of Sale, Bill of Sale, the Trust Termination Agreement and the Lease on the Delivery Date;

         (b) upon the execution by Airlease of the Trust Termination Agreement, Trustee shall cause Agent, without further act, authorization, or direction by any Owner Participant to Trustee, to file on behalf of Trustee the FAA Bill of Sale, and the Aircraft Registration Application in the name of Trustee;

         (c) execute and deliver each of the Operative Documents and all other related documents to which it is a party; and

         (d) issue a Certificate to Airlease to evidence Airlease's interest in the Trust Estate.

         Section 4.02. Conditions Precedent. The right and obligation of Trustee to take the action required by Section 4.01 hereof shall be subject to the condition precedent that Airlease has executed the Trust Termination Agreement.

         Section 4.03. Authority Without Express Instructions. Trustee, without the necessity of further instructions from Airlease as an Owner Participant, is hereby authorized and directed by Airlease, as an Owner Participant, to take any action in connection with postponing the Delivery Date; provided, however, that Trustee shall not give any consent, waive any right or benefit or enter into any modification or amendment of the Operative Documents or take any other action to perform any obligations whatsoever except at the direction of all Owner Participants or a Majority in Interest of Owner Participants, as applicable.

         Section 4.04. Replacements. Airlease, as an Owner Participant, hereby authorizes and directs Trustee, and Trustee agrees for the benefit of the Owner Participants that, if a replacement airframe or engine, if any, is substituted pursuant to the Lease, Trustee will, subject to Section 7.02 hereof and in compliance with the terms of the Lease:

         (a) to the extent not previously accomplished by a prior authorization, authorize a representative of Trustee (who may be an employee of Lessee) to accept delivery of the replacement airframe or engine;

         (b) accept from Lessee or other vendor of the replacement airframe or engine a bill of sale or bills of sale and the invoice, if any, with respect to such replacement airframe or engine;

         (c) execute and deliver a Lease Supplement covering such replacement airframe or engine and, to the extent requested by counsel to the Owner Participants, execute and deliver any required amendments to this Agreement or any other Operative Document to which Trustee is a party and request any required consent from the manufacturer of such replacement airframe or engine; and

         (d) transfer title to the airframe or engine being replaced to Lessee.


                                   ARTICLE V

                      Article V is intentionally omitted.

                                   ARTICLE VI

                                 Distributions


         Section 6.01. Distribution of Basic Rent. Each payment of Basic Rent, as well as payment of interest on overdue installments of Basic Rent, received by Trustee at any time shall be distributed in accordance with Section 3.05 hereof by Trustee on the date such payment is due from the Lessee, (or as soon thereafter as such payment shall be received by Trustee) to each holder of a Certificate without priority of one over the other ratably in proportion to its undivided beneficial interest in the Trust Estate. Trustee agrees to take all reasonable steps necessary to collect any rent or other amounts due under the Operative Documents.

         Section 6.02. Distribution of Payments All payments and amounts, except for Basic Rent, if any, received by Trustee shall be distributed forthwith upon receipt; provided, however, all such amounts in excess of $10,000 shall be distributed no later than twenty four (24) hours after Trustee has knowledge of its receipt, in the following order of priority: first, so much of such payment or amount as shall be required to reimburse Trustee for any reasonable fees or expenses not otherwise paid or reimbursed by an Owner Participant as to which Trustee is entitled to be paid or reimbursed hereunder shall be retained by Trustee; second, to reimburse an Owner Participant for payments made by it and not by all Owner Participants, pursuant to Section 7.03 or 9.01 hereof, or an instruction from Trustee pursuant to a written instruction from all Owner Participants or a Majority in Interest of Owner Participants, as required, ratably in proportion to the aggregate amount of such payments made by each Owner Participant; and third, the balance, if any, of such payment or amount remaining thereafter shall be distributed to the Owner Participants ratably, without priority of one over the other, in proportion to the beneficial interest of each Owner Participant in the Trust Estate.

         Section 6.03. Distribution of Trust Estate. Whenever the terms of this Agreement shall require Trustee to distribute or transfer the entire Trust Estate to any person, Trustee shall be entitled to retain such monies and securities, if any, as shall then be held by Trustee as a part of the Trust Estate and as shall be required to reimburse or pay Trustee for any reasonable fees, expenses, or liabilities not reimbursed or paid by an Owner Participant as to which Trustee is entitled to be paid or reimbursed hereunder or under any Operative Document and shall distribute the Trust Estate in accordance with
Section 6.02 hereof.

                                  ARTICLE VII

                               Duties of Trustee



         Section 7.01. Notice of Event of Default. If Trustee shall have knowledge of a Default or Event of Default, Trustee shall give prompt written notice thereof to each Owner Participant. Subject to the terms of Section 7.03 hereof, Trustee shall take or refrain from taking such action with respect to a Default or Event of Default as Trustee shall be instructed in a written instrument executed by a Majority in Interest of Owner Participants. If Trustee shall not have received instructions within twenty (20) days after giving notice of a Default or Event of Default as above provided, Trustee may, but shall be under no duty to, and it shall have no liability for its failure or refusal, to take or refrain from taking any action with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Owner Participants; provided, however, that Trustee shall give the Owner Participants ten days notice thereof prior to taking any such action. For all purposes of this Agreement, in the absence of actual knowledge of an officer of Trustee, Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless it receives written notification thereof given by or on behalf of Lessee or any Owner Participant.

         Section 7.02. Action upon Instructions. Subject to the terms of Sections 7.01 and 7.03 hereof, upon; the written instructions of a Majority in Interest of Owner Participants, Trustee will take or refrain from taking such action or actions, as may be specified in such instructions, including, without limitation, (a) enforcing provisions of the Lease, the Trust Termination Agreement, or the Participation Agreement, (b) executing and filing UCC-1 Financing Statements for informational purposes, (c) executing and delivering loan agreements with any lender (but only upon the written instruction of all Owner Participants), (d) executing and delivering amendments or supplements to the Lease, the Participation Agreement, or the other Operative Documents, (e) giving such notice of direction or exercising such right, remedy or power hereunder or under the Lease, the Participation Agreement, the other Operative Documents, or in respect of all or any part of the Trust Estate, or taking such other action as shall be specified in such instructions; (f) taking such action to preserve or protect the Trust Estate (including the discharge of liens and encumbrances) as may be specified in such instructions; (g) approving as satisfactory to it or consenting to all matters required by the terms of the Lease, the Participation Agreement or the other Operative Documents to be satisfactory to Trustee, it being understood that without the written instructions of a Majority in Interest of Owner Participants, Trustee shall not approve any such matter as satisfactory to it or consent to any such action; and (h) taking such other action as a majority in Interest of Owner Participants shall direct in writing.

         Section 7.03. Indemnification. Trustee shall not be required to take or refrain from taking any action under this Agreement or any Operative Document (other than the actions specified in the first sentence of Section 7.01 hereof) unless Trustee shall have been indemnified by the Owner Participants, in accordance with Article IX hereof, against any liability, fee, cost or expense (including attorneys fees) which may be incurred or charged in connection therewith; and, if the Owner Participants or a Majority in Interest of Owner Participants, as required, shall have directed Trustee to take or refrain from taking any action under this Agreement or any Operative Document, the Owner Participants agree to furnish Trustee with the indemnification more particularly set forth in Article IX hereof, and, in addition, to pay the reasonable compensation of Trustee for the services performed or to be performed by it pursuant to such direction. Trustee shall not be required to take any action under this Agreement or any Operative Document if Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms hereof or of any document contemplated hereby to which Trustee is a party or is otherwise contrary to law.

         Section 7.04. No Duties Except as Specified in Trust Agreement or Instructions. Trustee shall not have any duty or obligation to manage, control, make any payment in respect of, register, record, insure, inspect, instruct, use, sell, dispose of or otherwise deal with the Lease Property, or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which Trustee is a party, except as expressly provided by the terms of this Agreement, or in written instructions from a Majority in Interest of Owner Participants received pursuant to Section 7.01 or 7.02 hereof; and no implied duties or obligations shall be read into this Agreement against Trustee. Trustee, in its individual capacity, nevertheless agrees that it will, at its own cost and expense promptly take all action as may be necessary to discharge any Liens (including Lessor Liens) on any part of the Trust Estate which result from actions or commissions or omissions by, or claims against, Trustee, in its individual capacity, or the trusts created hereby not related to Trustee's ownership of the Lease Property or any other part of the Trust Estate or the administration of the Trust Estate or the transactions contemplated by the Operative Documents or this Agreement.

         Section 7.05. No Action Except Under Specified Documents or Instructions. Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Lease Property or any other part of the Trust Estate except (a) as required by this Agreement and the Operative Documents, or (b) in accordance with the powers granted to, or the authority conferred upon, or the directions given to, Trustee pursuant to or under this Agreement.

         Section 7.06. Absence of Duties. Except in accordance with written instructions furnished pursuant to Section 7.02 hereof, and without limitation of the generality of Section 7.04 and the last sentence of Section 11.01(b) hereof, Trustee shall have no duty (a) to file, record or deposit any Operative Document, any financing statement or this Agreement, or to maintain any such filing, recording or deposit or to refile, rerecord or redeposit any such document, except as specified in Section 7.02 hereof, (b) to obtain insurance on the Aircraft, the Airframe, any Engine, or Parts or to effect or maintain any such insurance , (c) to maintain or mark the Aircraft, the Airframe, any Engine, or Parts, (d) to pay or discharge any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to or assessed or levied against any part of the Trust Estate, except as provided in the last sentence of Section 7.04 hereof, (e) to confirm, verify, investigate or inquire into the failure to receive any reports or financial statement of Lessee or any Sublessee, or (f) to inspect the Aircraft, the Airframe, any Engine, or Parts at any time or to ascertain or inquire as to the performance or observance of any covenants of Lessee under any Operative Document with respect to the Aircraft, the Airframe, any Engine or Parts.


                                  ARTICLE VIII

                                    Trustee

         Section 8.01. Acceptance of Trusts and Duties. Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Agreement. Trustee also agrees to disburse all monies, if any, actually received by it constituting part of the Trust Estate upon the terms of this Agreement. Trustee shall not be answerable or accountable under any circumstances, in its individual capacity, except (a) for its own willful misconduct or gross negligence, (b) in the case of the inaccuracy of any representation or warranty of Trustee contained in Section 8.03 hereof or any representation or warranty of Trustee in its individual capacity contained in the Operative Documents, (c) as arising from the failure by Trustee to perform its obligations under the last sentence of Section 7.04 hereof, (d) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by Trustee for acting as Trustee in connection with any of the transactions contemplated by the Operative Documents.

         Section 8.02. Furnishing of Documents. Trustee will furnish to each Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to Trustee hereunder or under the Operative Documents.

         In case any tax report or tax return is required to be made with respect to the Trust Estate and Lessee or any Sublessee is not required to prepare and file the same pursuant to the Lease or any sublease, Trustee will prepare such tax report or return and deliver a copy thereof to each Owner Participant. Upon the request of Trustee, each Owner Participant will provide such instruments, documents, certificates or other information as is reasonably necessary to enable Trustee to prepare any such tax report or return. Trustee agrees to forward to each Owner Participant a copy of any communications with respect to taxes pertaining to the Trust Estate which are received by Trustee.

         Section 8.03. No Representations or warranties as to Lease Property or Documents. TRUSTEE, IN ITS INDIVIDUAL CAPACITY, MAKES (a) NO REPRESENTATION OR WARRANTY AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, AIRWORTHINESS, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, AIRFRAME, OR ANY ENGINE OR PARTS WHATSOEVER, and (b) no representation or warranty as to the validity or enforceability of this Agreement or the other Operative Documents, or as to the correctness of any statement contained in any thereof, except to the extent that any such statement is made therein by Trustee, in its individual capacity, and except that Trustee, in its individual capacity, hereby represents and warrants to each Owner Participant that this Agreement has been, and each of such other documents which contemplates execution thereof by Trustee has been or will be, executed and delivered by its officers who are or will be duly authorized to execute and deliver such document on its behalf, and except that Trustee, in its individual capacity, hereby represents and warrants to each Owner Participant that the Lease Property is free and clear of any Liens attributable to it and that it will comply with the last sentence of
Section 7.04 hereof.

         Section 8.04. No Segregation of Monies; No Interest. Except as otherwise provided herein, monies, if any, received by Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and Trustee shall not be liable for any interest thereon.

         Section 8.05. Reliance; Advice of Counsel. Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. Trustee may accept a certified copy of a resolution of the Board of Directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through Agent or other agents or attorneys and may consult, with counsel, accountants and other skilled persons to be selected and employed by it, and Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons and not contrary to this Agreement, so long as such advice or opinion pertains to such matters as Trustee may reasonably presume to be within the scope of such person's expertise.

         Section 8.06. Not Acting in Individual Capacity. Except as provided in this Article VIII, in accepting the trusts hereby created Trustee acts solely as trustee hereunder and not in its individual capacity; and all persons having any claim against Trustee by reason of the transactions contemplated hereby or by the other Operative Documents shall look only to the Trust Estate for payment or satisfaction thereof, except as specifically provided in this Article VIII.



                                   ARTICLE IX

                Indemnification of Trustee by Owner Participants

         Section 9.01. Owner Participants to Indemnity Trustee. Each Owner Participant agrees to pay, severally, in proportion to its respective beneficial interest in the Trust Estate, to the extent not paid by Lessee pursuant to the Lease, (or reimburse Trustee for) all reasonable expenses of Trustee hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as Trustee may employ in connection with the exercise and performance of its rights and duties hereunder or under the other Operative Documents, whether or not the transactions contemplated hereby are consummated; provided, however, that if Trustee deems it advisable to employ any such agent, representative, expert or counsel, and Trustee reasonably believes that the fees of such agent, representative, expert or counsel will exceed $5,000, Trustee shall notify the Owner Participants thereof and shall employ such agent, representative, expert or counsel only if a Majority in Interest of Owner Participants has approved such employment. The Owner Participants agree to assume liability for, and to indemnify Trustee in its individual capacity and its successors, assigns, agents and servants against and from any and all liabilities (including without limitation, any liability of any Owner Participant, and liability without fault and any strict liability), obligations, losses, damages, taxes (such term

"taxes" or the term "tax" as used in this Article IX shall include, without limitation, all taxes specifically related to this Agreement and the Trust Estate created hereby excluding, however, any income taxes or fees or other compensation received by the trustee in its capacity as Trustee), claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may be imposed on, incurred by or asserted at any time against Trustee (whether or not indemnified against by Lessee or any other parties) in any way relating to or arising out of the existence or administration of this Agreement, the Trust Estate or the action or inaction of Trustee hereunder or under the other Operative Documents, or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, non-acceptance, rejection, ownership, delivery, lease, financing, possession, use, operation, condition, sale, return or other disposition of the Aircraft, the Airframe, or an Engine (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement) or in any way relating to or arising out of the Lease or the Participation Agreement, except that the foregoing indemnities shall not cover Trustee (a) for its own willful misconduct or gross negligence, (b) in the case of the inaccuracy of any representation or warranty of Trustee con-tained in Section 7.03 hereof or any representation or warranty of Trustee in its individual capacity contained in the Operative Documents, and (c) as arising from the failure by Trustee to perform its obligations under the last sentence of Section 7.04 hereof, or obligations in its individual capacity contained in the Operative Documents. In addition, if necessary, Trustee shall be entitled to indemnification from the Trust Estate, for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 9.01 to the extent not reimbursed by Lessee, the Owner Participants or others, but without releasing any of them from their respective agreements of reimbursement and, to secure the same, Trustee shall have a lien on the Trust Estate, subject to the Lien, if any, of any lender, which shall be prior to any interest therein of the Owner Participants, but only in the event and to the extent that Trustee does not receive payment from Lessee or pursuant to any other provision of any Operative Document, except only that the Owner Participants shall not be required to indemnify Trustee for expenses arising or resulting from any of the matters described in the last sentence of Section 8.01 hereof. The indemnities contained in this Section 9.01 shall survive the termination of this Agreement.

         Section 9.02. Compensation and Expense. Trustee shall receive the following as compensation for its services hereunder, and as payment for all its costs, fees and expenses incurred in connection with the administration of the Trust Estate (including legal fees and expenses):

         (a) An acceptance fee of $2,500 and an administration fee of $2,000 (the "Annual Administration Fee") or the one year period commencing on the Delivery Date, and each year thereafter in which it is Trustee hereunder and under the Operative Documents; provided, however, after 3 years from the date of this Agreement, Trustee may request an increase in the Annual Administration Fee, and the Owner Participants shall consider such request and make their determination with respect thereto in good faith. Such Annual Administration Fee shall cover all of Trustee's costs, fees and expenses of any kind incurred in connection with the administration of the Trust Estate, including, without limitation, any fees paid to Agent and executing and delivering loan agreements and other agreements with any lender and taking such other action under or in connection with the Operative Documents as the Owner Participants shall direct in writing.

         (b) Trustee shall be entitled to compensation for any of its reasonable out-of-pocket expenses and the reasonable fees and expenses of any agent, representative, expert or counsel employed by Trustee, incurred in connection with its administration of the Trust Estate hereunder; provided, however, that if Trustee reasonably believes that such expenses, fees and expenses will exceed $5,000, Trustee will obtain the prior approval thereof of a Majority in Interest of Owner Participants.


                                   ARTICLE X

                         Termination of this Agreement

         Section 10.01. Termination of this Agreement. Subject to Section 10.02 hereof, this Agreement and the trusts created hereby shall terminate and the Trust Estate shall, subject to Article VI hereof, be distributed to the Owner Participants, and this Agreement shall be of no further force or effect, upon the earlier of (a) the sale or other final disposition by Trustee of all property constituting part of the Trust Estate and the final distribution by Trustee or any other party of all monies or other property or proceeds constituting part of the Trust Estate in accordance with the terms of Article VI hereof, provided that at such time Lessee shall have fully complied with all the terms of the Lease, or (b) twenty-one (21) years less one day after the death of the last survivor of all of the descendants living on the date of this Agreement of the present members of the Boards of Directors of Trustee and the general partner of Airlease; but if this Agreement and the trusts created hereby shall be or become valid under applicable law for a period subsequent to the 21st anniversary of the death of such last survivor, or if legislation shall become effective providing for the validity thereof for a period in gross exceeding the period hereinabove stated, then this Agreement and the trusts created hereby shall not terminate as aforesaid but shall extend to and continue in effect, but only if such nontermination and extension shall then be valid under applicable law, until such time as the same shall, under applicable law, cease to be valid.

         Section 10.02. Termination at Option of Owner Participants. The provisions of Section 10.01 hereof notwithstanding, this Agreement and the trusts created hereby shall terminate and the Trust Estate shall be distributed to the Owner Participants in accordance with the terms of Article VI hereof, and this Agreement shall be of no further force and effect, upon the election, in their sole discretion, of all of the Owner Participants by notice to Trustee, if such notice shall be accompanied by the written agreement of all of the Owner Participants assuming all the obligations of Trustee under the Operative Documents and all other obligations of Trustee incurred by it as Trustee hereunder; provided, however, that so long as the Lease shall be in effect, no such termination of this Agreement shall occur without Lessee's prior written consent, which consent shall not be unreasonably withheld. Such written agreement shall fully and completely release Trustee from all further obligations and liabilities of Trustee hereunder and under the agreements and other instruments mentioned in the preceding sentence; provided, however, that the obligations and liabilities of any party hereunder arising prior to the date of such written agreement shall survive such termination of Trustee.


                                   ARTICLE XI

                      Successor Trustees, Co-Trustees and
                               Separate Trustees

         Section 11.01. Resignation of Trustee; Appointment of Successor.

         (a) Resignation of Trustee. Trustee may resign at any time without cause by giving at least 30 days' prior written notice to each Owner Participant, such resignation to be effective upon the acceptance of appointment by a successor Trustee under Section 11.01(b) hereof. In case at any time Trustee shall cease to be eligible in accordance with the provisions of this
Article XI, Trustee shall resign immediately by giving written notice to each Owner Participant, such resignation to be effective upon the acceptance of appointment by a successor Trustee under Section 11.01(b) hereof. In addition, Trustee may be removed at any time without cause by an instrument in writing executed by each Owner Participant and delivered to Trustee, such removal to be effective upon the acceptance of appointment by a successor Trustee under
Section 11.01(b) hereof. In case of the resignation or removal of Trustee, a Majority in Interest of Owner Participants may appoint a successor Trustee by an instrument signed by such a Majority in Interest of Owner Participants. If a successor Trustee shall not have been appointed within thirty (30) days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, Trustee or a Majority in Interest of Owner Participants or Lessee may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as above provided within one year from the date of the appointment by such court.

         (b) Appointment of Successor Trustee. Any successor Trustee, however appointed, shall execute and deliver to the predecessor Trustee and each Owner Participant an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Trustee in the trusts hereunder with like effect as if originally named Trustee herein; but nevertheless, upon the written request of such successor Trustee, such predecessor Trustee shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all monies, or other property then held by such predecessor Trustee) upon the trusts herein expressed. The predecessor Trustee will cooperate in causing registration of the Aircraft to be transferred to the successor Trustee in accordance with applicable law.

         (c) Mandatory Resignation. Trustee and any successor Trustee, however appointed, must resign if at any time it is unable to obtain or maintain at all times satisfactory registration of each Aircraft pursuant to the Federal Aviation Act, as amended (the "Act"). Any successor Trustee shall be a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $50,000,000, or the subsidiary of an institution having a combined capital and surplus of at least $50,000,000, which guarantees the obligations of such subsidiary.

         (d) Citizen of the United States. Trustee shall be and any successor Trustee will be "a citizen of the United States" as defined in Section 101(16) of the Act.

         (e) Merger of trustee. Any corporation into which Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, or consolidation to which Trustee shall be a party, or any corporation to which substantially all the corporate trust business of Trustee may be transferred, shall, subject to the terms of Section 11.01(c) hereof, be Trustee under this Agreement without further act.

         Section 11.02. Co-Trustees and Separate Trustees. Whenever Trustee or a Majority in Interest of Owner Participants shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Trust

Estate shall be situated or to make any claim or bring any suit with respect to the Trust Estate or the Operative Documents, or either Trustee or a Majority in Interest of Owner Participants shall be advised by counsel satisfactory to it that it is so necessary or prudent, Trustee and a Majority in interest of Owner Participants shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other action, necessary or proper to constitute one or more Persons (and Trustee may appoint one or more of its officers) (any and all of which shall be a "citizen of the United States" as defined in Section 101(16) of the Act) either as co-trustee or co-trustees jointly with Trustee of all or any part of the Trust Estate, or as separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof, and such rights or duties as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to Trustee and a Majority in Interest of Owner Participants. In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by Trustee, without the appointment of a successor to such co-trustee or separate trustee.


                                  ARTICLE XII

                                     Agent

         Section 12.01. Appointment of Agent. The Owner Participants authorize and direct Trustee to appoint, and Trustee hereby does appoint, Agent as its agent to do all such acts and things and execute all such documents, instruments and other agreements as Trustee hereafter may from time to time direct, in its place and stead, in accordance with the terms of this Agreement and the Operative Documents.

         Section 12.02. Agent's Acceptance of Appointment. Agent agrees to act as agent for Trustee hereunder and to accept possession of and hold such items of the Trust Estate as it may from time to time receive on behalf of Trustee subject to the trusts hereby created and the terms and conditions of this Agreement.

         Section 12.03. Agreements of Agent.  Agent hereby agrees:

         (a) to exercise the rights and perform the duties of Trustee as directed by Trustee in accordance with the terms hereof;

         (b) to assume liability for, and indemnify the Owner Participants, Trustee, and the Trust Estate from and against, Liens attributable to it; and

         (c) pursuant to the instructions of Trustee in accordance with the terms hereof, to conduct negotiations with respect to the documents contemplated by this Agreement and the Operative Documents and to use its best efforts by administrative means to cause the Operative Documents to be executed and to consummate the acquisition of the 50% undivided interest in the Aircraft under the Trust Termination Agreement in the manner contemplated by the Operative Documents.

         Section 12.04. Standard of Care and Diligence

         (a) Agent's Liability. Except as provided in Section 12.03 hereof, Agent assumes no liability for anything other than its own willful misconduct or gross negligence. It shall give each Owner Participant prompt notice of any Event of Default or claimed Event of Default under the Lease of which Agent shall have actual knowledge. For all purposes of this Agreement, in the absence of actual knowledge of an officer of Agent, Agent shall not be deemed to have actual knowledge of a Default or an Event of Default unless it receives written notification thereof given by or on behalf of Lessee, Trustee, any Owner Participant, or any other party.

         (b) Use of Agents. Subject to the same limitations as apply hereunder to Trustee, Agent may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint; and it shall be entitled to the advice of counsel (who may, in cases deemed by Agent in its reasonable discretion to be appropriate, be counsel for Agent) and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice.

         Section 12.05. Resignation or Removal of Agent. Agent or any successor thereto may resign at any time without cause by giving at least 30 days prior written notice to Trustee and each Owner Participant, such resignation to be effective on the date specified in such notice. In addition, a Majority in Interest of Owner Participants may at any time remove Agent without cause by an instrument in writing executed by a Majority in Interest of Owner Participants delivered to the Agent and Trustee. In the case of the resignation or removal of Agent, a Majority in Interest of Owner Participants may, at their sole cost and expense, appoint a successor Agent by an instrument signed by a Majority in Interest of Owner Participants. If a Majority in Interest of Owner Participants shall not have appointed a successor Agent within 30 days after such resignation or removal, Trustee may apply to any court of competent jurisdiction to appoint a successor Agent to act until such time, if any, as a successor shall have been appointed by a Majority in Interest of Owner Participants as above provided. The successor Agent so appointed by such court shall immediately and without further act be superseded by any successor Agent appointed by a Majority in Interest of Owner
Participants within one year from the date of the appointment by such court.

         Section 12.06. Estates and Rights of Successor Agent. Any Agent, whether appointed by a Majority in Interest of Owner Participants or a court, shall execute and deliver to Trustee and to the predecessor Agent an instrument accepting such appointment, and thereupon such successor Agent, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Agent hereunder with like effect as if originally named Agent herein; but nevertheless upon the written request of Trustee or such successor Agent, such predecessor Agent shall execute and deliver an instrument transferring to such successor Agent all the estates, properties, rights and powers of such predecessor Agent, and such predecessor Agent shall duly assign, transfer, deliver and pay over to such successor Agent all monies or other property then held by such predecessor Agent hereunder.

         Section 12.07. Merger or Consolidation of Agent. Any corporation into which Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Agent shall be a party, or any corporation to which substantially all the business of Agent may be transferred, shall be Agent under this Agreement without further act.

         Section 12.08. Agent's Duty to Indemnity. The obligation of Agent under Section 12.03(b) to indemnify the Owner Participants, the Trust Estate, and Trustee shall survive the resignation or removal of Agent and the termination of this Agreement.


                                  ARTICLE XIII

                           Supplements and Amendments

         This Agreement shall be amended only by a written instrument signed by Trustee and a Majority in Interest of Owner Participants; but if in the reasonable opinion of Trustee, any instrument required to be so executed adversely affects any right, duty, liability of, or immunity or indemnity in favor of it under this Agreement or any of the documents contemplated hereby to which it is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under the charter documents or by-laws of Trustee or any document contemplated hereby to which Trustee is a party, Trustee may in its sole discretion decline to execute such instrument and upon the request of a Majority in Interest of Owner Participants immediately shall resign as Trustee under this Agreement, any Operative Document, or other related document. No supplement, amendment or modification of the Agreement shall impair any requirement in this Agreement that the consent of a Majority in Interest of Owner Participants or of all of the Owner Participants be obtained for any purpose and no such supplement, amendment or modification shall require any Owner Participant to invest or advance funds or shall entail any additional personal liability or the surrender of any indemnification, claim or individual right on the part of any Owner Participant with respect to any agreement or obligation or create or suffer to exist any additional obligation of or liability on the Trust Estate, except with the written consent of each of the Owner Participants.


                                  ARTICLE XIV

                  Sale, Transfer or Mortgage of Lease Property

         Section 14.01. General. Except as hereinafter expressly permitted, no Owner Participant may sell, assign, transfer, mortgage, charge or otherwise encumber, or suffer any third party to sell, assign, transfer, mortgage, charge or otherwise encumber, or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively called a "transfer"), any part or all of its interest hereunder or in the Trust Estate without the written consent of the other Owner Participant(s) and any attempt to do so shall be void. The giving of such consent in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances.

         Section 14.02. Permitted Transfers.

         (a)     Transfers by Agent.  Notwithstanding the provisions of Section
14.01 hereof, without the consent of the other Owner Participants, Agent may from time to time transfer all or any portion of its interest hereunder to an Affiliate.

         (b)     Transfers by Airlease.  Notwithstanding the provisions of
Section 14.01 hereof, without the consent of the other Owner Participants, Airlease may from time to time transfer all or any portion of its interest hereunder to an Affiliate.

         Section 14.03. Right of First Refusal as to an Owner Participant's Trust Estate Interest.

         (a)     Offering Notice.  Except for permitted transfers under Section
14.02 above, if any Owner Participant receives a bona fide offer for the purchase of either (i) all of its interest hereunder or (ii) less than all of its interest hereunder, (the recipient of any such offer being hereinafter called the "Offerer"), which offer complies with the provisions of Section 14.03(b) hereof and which offer it desires and intends to accept, before accepting such offer it shall give notice (the

"Offering Notice") to the other Owner Participants (the "Offerees") which shall include a true copy of such offer, whereupon the provisions set forth in this
Section 14.03 shall apply. Except for permitted transfers under Section 14.02 above, no Owner Participant shall accept an offer unless such offer complies with the provisions of Section 14.03(b) hereof.

         (b) Requirements of Offer. Such an offer shall comply with the following requirements:

                         (i) the proposed purchase price (which shall be net of any Trust Estate debts or liabilities which the proposed purchaser has agreed to assume in its offer to purchase the Offeror's interest) is payable solely in lawful money of the United States and, if not payable in its entirety in cash, under no circumstances may payment of the non-cash portion of the proposed purchase price be secured by any charge, encumbrance or hypothecation of the Trust Estate;

                         (ii) the offer contains provisions whereby the proposed purchaser is obligated to comply with the provisions of Section 14.06 hereof, requiring it to assume certain obligations prior to or at closing;.

                         (iii) the offer is accompanied by a certified check of the prospective purchaser for a sum equal to at least ten percent (10%) of the proposed purchase price; provided, however, that if the sale to the third party purchaser is not consummated for any reason other than due to the failure of the Offeror and the Offerees to perform their obligations pursuant to the offer, the Offeror and the Offerees shall be entitled to a pro rata portion of such sum;

                         (iv) the Offeror shall not have caused or permitted an Owner Participant Event of Default (as hereinafter defined); and

                         (v) the prospective purchaser shall be capable of carrying out all obligations of an Owner Participant under this Agreement and all related agreements; and as shown by the audited financial statements of such prospective purchaser for the two (2) most recent fiscal years of such prospective purchaser, shall have a tangible net worth satisfactory to the Offerees, determined in accordance with generally accepted accounting principles.

         (c) Procedure. In the Offering Notice, the Offeror shall offer (the "Sale Offer") to each Offeree the right to purchase a portion of the interest (the "Portion of the Interest") of the Offeror referred to in said offer, at a portion of the same price and subject to the same terms and conditions as set forth in said offer and the Offeror shall submit with the Offering Notice a true copy of said offer. The portion shall be equal to the full amount of the interest offered multiplied by a fraction, the numerator of which is such Offeree's then interest in the Trust Estate and the denominator is the then interest in the Trust Estate of all Offerees. Each Offeree shall notify the Offeror and the other Offeree(s) of its election within fifteen (15) days of the date of its receipt of the Offering Notice; provided, however, that such election shall be as to all of the Portion of the Interest.

                 (d)      Acceptance of Sale Offer.

                 (i) If the Sale Offer is accepted by each Offeree, and notice in writing is given within the period specified in
                 Section 14.03(c) hereof, the Offeror shall thereupon be bound to sell to such Offeree and the Offeree shall thereupon be bound to purchase the Portion of the Interest referred to in the Sale offer in accordance with the terms of the Sale Offer and the closing of the purchase shall take place in accordance with Section 14.04 hereof.

                 (ii) If one Offeree has not accepted the Sale Offer or has not accepted the Sale Offer within such fifteen (15) day period and one or more of the other Offerees has accepted the Sale Offer ("Accepting Offeree"), the Accepting Offeree(s) shall have the right to purchase the entire interest referred to in the Sale Offer (but not less than such entire interest) in accordance with the terms of the Sale Offer and the purchase shall take place in accordance with Section 14.04 hereof and the procedures included in Section 14.03(c) hereof. Except that the Accepting Offerees shall notify the Offeror and other Offerees of such election within ten (10) days of the end of the initial fifteen (15) day period referred to in
                 Section 14.03(c) hereof. The Offeror shall thereupon be bound to sell to such Accepting Offeree(s) and the Accepting Offeree(s) shall thereupon be bound to purchase the entire interest referred to in the Sale Offer in accordance with the terms of the Sale Offer and the closing of the purchase shall take place in accordance with Section 14.04 hereof.

         (e) Right to Sell to Third Party. If the Offerees have not accepted the Sale Offer as provided in Section 14.03(c) hereof within the time limits referred to therein, or if the Accepting Offeree(s) have not accepted the Sale Offer as provided in Section 14.03(d)(2) hereof within the time limits referred to therein, the Sale Offer shall be deemed to have been declined by such Offerees and the Offeror shall be free to sell its interest to the maker of said offer at a price and upon terms and conditions not less favorable to the Offeror than those set forth in the offering Notice within the time period set forth below. If in any instance such Offerees elect not to exercise their rights hereunder or to waive such rights, such election shall not constitute a waiver of the Offerees' right to an Offering Notice in the case of any subsequent offer. If such interest is not so sold and the transfer not consummated within thirty (30) days, unless extended by mutual agreement, from the expiration of the time limits referred to in Section 14.03(c) or Section 14.03(d)(2) hereof , as applicable, the relevant interest shall then again become subject to all the provisions of this
Section 14.03.

         (f) Limitations on Exercise. Notwithstanding anything to the contrary contained in this Section 14.03, no Offeree which has failed to perform or observe any of its obligations, covenants, conditions, or agreements under this Agreement or any related document (an "Owner Participant Event of Default"), which Owner Participant Event of Default is still continuing, shall be entitled to exercise its right to purchase (or sell, unless the Owner Participant Event of Default is cured by such sale) any portion of the Offeror's interest.

                 Section 14.04. Closings.

         (a) Location and Time Periods. The closing of any sale of an interest in the Trust Estate pursuant to this Article XIV shall be held at a mutually acceptable place and on a mutually acceptable date not more than thirty
(30) days, unless extended by mutual agreement, after the receipt by the Offeror of the written notices of election by the Offerees, Accepting Offeree, or Third Party Accepting Offeree, as applicable, or after the expiration of the time within which the Offeree must so elect, as provided in Sections 14.03(c) or 14.03(d) hereof.

         (b) Closing Conditions. Any Owner Participant transferring its interest shall transfer such interest free and clear of all liens, encumbrances or any interests of any third party (excepting any liens permitted under the Lease) and shall execute or cause to be executed any and all documents required to fully transfer such interest to the acquiring third party or acquiring Owner Participants, including, but not limited to, any documents necessary to evidence such transfer and to evidence the agreement by the acquiring third party or acquiring Owner Participants to be bound by all applicable provisions of the Operative Documents, and all documents required to release any interest in such selling Owner Participant's interest. Any sums owed by the selling Owner Participants to the Trust Estate or the other Owner Participants shall be paid concurrently from the proceeds from such sale at the closing. Following the date of closing, unless otherwise agreed, the selling Owner Participant shall have no further rights to any rent or proceeds from the Trust Estate assets attributable to any period or event following the date of closing and all such rights shall vest in the transferee of the interest purchased from the selling owner Participant.

         (c) Event of Loss. If an Event of Loss shall occur with respect to the Aircraft between (i) the date an election is made by any Owner Participant or a third party transferee to purchase pursuant to Section 14.03, and (ii) the closing of such purchase, the offer to purchase shall automatically terminate, without any further action or notice required.

         (d) Partial Loss. If a partial loss shall occur with respect to the Aircraft under the Lease, subject to the performance by Lessee of its obligations under the Lease and so long as there is no Event of Default thereunder, the purchase of the interest hereunder shall be consummated as contemplated by the parties.

         14.05. Termination of Obligations. As of the closing date of any transfer not prohibited hereunder by an owner Participant of its entire interest in the Trust Estate to the other Owner Participants or to a third party purchaser, such transferring Owner Participant's rights and obligations hereunder shall terminate except as to any of its unperformed obligations accrued as of such date and except as to any unperformed indemnity obligations of such Owner Participant attributable to acts or events occurring prior to such closing date. Thereupon, except as limited by the preceding sentence, this Agreement shall terminate as to the transferring Owner Participant but all terms and conditions thereof shall remain in effect as to the other Owner Participants and the third party purchaser shall become an Owner Participant hereunder. In the event of a transfer of its entire Trust Estate interest by an Owner Participant to the other Owner Participants or to a third party purchaser, the Owner Participants or third party purchaser to which such interest is transferred, shall indemnify, defend and hold harmless the Owner Participant so transferring its interest from and against any and all claims, demands, losses, liabilities, expenses, actions, lawsuits, and other proceedings, judgments, awards, and costs and expenses (including but not limited to reasonable attorneys' fees) incurred in or rising directly or indirectly, in whole or in part, out of the Trust Estate, excluding only those liabilities, if any, which accrued prior to the closing date of such transfer.

         Section 14.06. Agreements with Transferees. If pursuant to the provisions of this Article XIV, any Owner Participant shall transfer its interest hereunder to any person or entity other than the other Owner Participants, no such transfer shall be made or shall be effective to make such transferee an Owner Participant or entitle such transferee to any benefits or rights hereunder or under the Operative Documents until the proposed Transferee agrees in writing to assume and be bound by all the obligations of the selling Owner Participant and be subject to all the restrictions to which the selling

Participant is subject under the terms of this Agreement, the Operative Documents, and any further agreement which may be required with respect to the Trust Estate. If an Owner Participant's interest hereunder is transferred by operation of law, such Owner Participant's transferee shall sign such a writing within fifteen (15) days of the closing date as an express condition to the effectiveness of any such transfer.

         Section 14.07. Restraining Order. If any Owner Participant shall at any time transfer or attempt to transfer its interest hereunder in violation of the provisions of this Agreement and any rights hereby granted, then the other Owner Participants shall, in addition to all rights and remedies at law and in equity, be entitled to a decree or order restraining and enjoining such transfer and the defaulting Owner Participant shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed by the parties hereto that damages at law will be an inadequate remedy for a breach or threatened breach of the violation of the provisions concerning transfer of a Trust Estate interest as set forth in this Agreement.

         Section 14.08. Sale by an Owner Participant of an Owner Participant's Trust Estate. The parties agree that if one of the Owner Participants should decide to purchase the Trust Estate interest of the other Owner Participants, the parties shall negotiate the terms and conditions of such purchase in good faith, including, without limitation, the purchase price, any financing arrangements, and like matters. Such -purchase shall take place in accordance with Section 14.04 hereof.


                                   ARTICLE XV

                                 Miscellaneous

         Section 15.01. No Legal Title to Trust Estate in Owner Participants. The Owner Participants shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participants in and to the Trust Estate or hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

         Section 15.02. Sale of Aircraft, etc., by Trustee is Binding. Any sale or other conveyance of the Aircraft, the Airframe, an Engine or Parts by Trustee made pursuant to the terms of this Agreement (so long as such sale is not contrary to the provisions of the Operative Documents) shall bind the Owner Participants and shall be effective to transfer or convey all right, title and interest of Trustee and the Owner Participants in and to the Aircraft, the Airframe, or an Engine or Parts. No purchaser or other grantee shall be required to -inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by Trustee.

         Section 15.03. Limitations on Rights of Others.
Except as provided in Sections 10.02 and 11.01 hereof, nothing in this Agreement shall be construed to give to any person other than Trustee, the Owner Participants or the Agent any legal or equitable right, remedy or claim under or in respect of this Agreement, any covenants, conditions or provisions contained herein or the Trust Estate.

         Section 15.04. No Partnership for Tax Purposes. The Owner Participants agree that this Trust Estate is not to be construed as a partnership for tax purposes; provided, however, that if it is determined to be a partnership for tax purposes, Agent agrees to be bound by an election under Section 754 of the Internal Revenue Code of 1954, as amended, made by Airlease.

         Section 15.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required under the terms and provisions hereof shall be in writing by first class mail, personal delivery, cable, telex or telecopy (with such cable, telex or telecopy confirmed in writing, mailed by first-class mail, postage prepaid) addressed to such person at the address set forth herein with copies to Trustee or the Owner Participants, as the case may be. Whenever any notice is required to be given, such notice shall be deemed given and such requirement satisfied in such notice is (a) mailed, on the day of deposit into the mail, or (b) personally delivered, when delivered, or (c) cabled, when such notice is delivered to the telegraph company, or (d) telecopied, when the telecopy has been received, or (e) telexed, when the answer back of the addressee is received. Any Person entitled to notice hereunder may change the address to which notices to such Person will be sent by giving notice of such change to Trustee, the Owner Participants, or Agent.


If to Trustee:            Trust Company for USL, Inc.
                          615 Battery Street
                          San Francisco, CA 94111
                          Attn:  President
                          Telex: 278031

If to Agent:              United States Leasing
                           International, Inc.
                          615 Battery Street
                          San Francisco, California 94111
                          Attn:  President

If to Airlease:           Airlease Ltd., A California
                           Limited Partnership
                          c/o Airlease Management Services,  Inc.
                          615 Battery Street
                          San Francisco, California 94111
                          Attn:  President

         Section 15.06. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 15.07. Limitation on Liability of the Owner Participants and Agent. The Owner Participants and Agent shall not have any liability for the performance of this Agreement except as expressly set forth herein.

         Section 15.08. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 15.09. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Trustee and its successors and assigns, Agent and its successors and assigns, and the Owner Participants and their respective successors and, to the extent permitted by Article XIV hereof, assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Owner Participant, shall bind the successors and assigns of such Owner Participant.

         Section 15.10. Headings  The headings  of  the  various
Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 15.11. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois, including all matters of construction, validity and performance.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereto as of the day and year first above written.



AIRLEASE LTD., A CALIFORNIA                 UNITED STATES LEASING
LIMITED PARTNERSHIP, as                     INTERNATIONAL, INC., as Agent
Owner Participant


By:  Airlease Management                    /s/ Martin W. Gruen
     Services, Inc.,                        -------------------
     General Partner                        By:  Investment Officer -
                                            Transportation and
                                            Facilities Financing


/s/ David B. Gebler
-------------------
By:  President

                                            TRUST COMPANY FOR USL, INC.,
                                            as Trustee


                                            /s/ Stanley E. Gutman
                                            ---------------------
                                            By:  Vice President








                    [Aircraft N362PA - New Trust Agreement]